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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             BUSH INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             BUSH INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________
     (4) Proposed maximum aggregate value of transaction:_______________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:________________________________________________
     (2) Form, schedule or registration statement no.:__________________________
     (3) Filing party:__________________________________________________________
     (4) Date filed:____________________________________________________________

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

                             BUSH INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1995

TO ALL STOCKHOLDERS OF BUSH INDUSTRIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bush Industries, Inc., a Delaware corporation, will be held at the principal office of the Company, One Mason Drive, Jamestown, New York 14702, on Thursday, May 18, 1995 at 10:00 a.m., New York time, for the following purposes:

     1. To elect nine Directors, three of whom will be Class A Directors elected by the holders of Class A Common Stock and six of whom will be Class B Directors elected by the holders of Class B Common Stock, for the term of one year and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to adopt the Company's 1995 Stock Plan;

     3. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent accountants for the fiscal year ending December 30, 1995; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on March 24, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            /s/ Cynthia Howard Peterson

                                            Cynthia Howard Peterson,
                                            Secretary

Jamestown, New York
March 29, 1995

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                             BUSH INDUSTRIES, INC.

                                ONE MASON DRIVE
                           JAMESTOWN, NEW YORK 14702

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Bush Industries, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the principal office of the Company, One Mason Drive, Jamestown, New York 14702, on Thursday, May 18, 1995 at 10:00 a.m., New York time. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees relating to the Class of Common Stock for which the proxy relates for election to the Company's Board of Directors, for the adoption of the Company's 1995 Stock Plan, and for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to stockholders on or about March 29, 1995.

     Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on March 24, 1995 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. As of the close of business on March 24, 1995, the Company had outstanding 6,272,678 shares of Class A Common Stock and 2,570,247 shares of Class B Common Stock.

     At the Annual Meeting, the holders of Class A Common Stock will be entitled, as a class, to elect three Directors ("Class A Directors"), and the holders of Class B Common Stock will be entitled, as a class, to elect six Directors ("Class B Directors"). The vote of a majority of the Class A shares of Common Stock represented at the Annual Meeting is required for the election of the Class A Directors, and the vote of a majority of the Class B shares of Common Stock represented at the Annual Meeting is required for the election of the Class B Directors. The vote of a majority of the shares of capital stock represented at the Annual Meeting, voting as a single class and after taking into account that each holder of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is required for the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants. The vote of a majority of the shares of outstanding capital stock, voting as a single class, and after taking into account that each holder of shares of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is required for the adoption of the Company's 1995 Stock Plan, all as more fully described herein.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Since the adoption of the 1995 Stock Plan requires for approval the affirmative vote of a majority of the voting power of the outstanding shares of capital stock entitled to vote, an abstention with respect to such proposal will have the same legal effect as a vote against such proposal. Votes withheld in connection with the election of one or more of the nominees for

Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, One Mason Drive, Jamestown, New York 14702, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

     Officers and Directors of the Company beneficially own approximately 18% of the outstanding shares of Class A Common Stock and approximately 99% of the outstanding shares of Class B Common Stock. See "Security Ownership of Management and Principal Stockholders." Accordingly, approval of the aforesaid matters is virtually assured.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the amount of shares of Class A Common Stock and Class B Common Stock owned as of March 15, 1995 by each Director of the Company, by those persons known to the Company to own beneficially 5% or more of the outstanding shares of Class A and/or Class B Common Stock of the Company, and by all Directors and Officers of the Company as a group. With respect to those persons who beneficially own 5% or more of the outstanding shares of Class
A and/or Class B Common Stock, the address of such persons are also set forth.

                                            NUMBER AND                      NUMBER AND
                                            PERCENTAGE                      PERCENTAGE
           NAME AND ADDRESS             OF SHARES OF CLASS A            OF SHARES OF CLASS B
         OF BENEFICIAL OWNER            COMMON STOCK OWNED              COMMON STOCK OWNED
--------------------------------------  -------------------             -------------------
Paul S. Bush..........................    721,061    (10.7%)(1)         2,558,451    (99.5%)(2)
  One Mason Drive
  Jamestown, NY 14702
Robert L. Ayres.......................    195,346     (3.0%)(4)                --
Lewis H. Aronson......................     84,375     (1.3%)(5)                --
Paul A. Benke.........................        421          (3)                 --
Jerald D. Bidlack.....................      4,843          (3)                 --
Gregory P. Bush.......................     67,718     (1.1%)(6)             5,182        (3)(7)
Robert E. Hallagan....................         --                              --
Donald F. Hauck.......................     59,094        (3)(8)                --
David G. Messinger....................    173,564     (2.7%)(9)                --
Bush Industries, Inc..................    451,821     (7.2%)                   --
  Savings and Retirement Plan
  One Mason Drive
  Jamestown, NY 14702
All Officers and......................  1,323,814    (18.3%)(10)(11)    2,563,633    (99.7%)
  Directors as a group
  (10 persons)

---------------

 (1) Includes 450,000 shares of Class A Common Stock issuable upon exercise of outstanding options. In addition, includes 227,984 shares of Class A Common Stock held as custodian and/or in trust for the benefit of Mr. Paul S. Bush's children, and with respect to which Mr. Paul S. Bush disclaims beneficial ownership. Excludes 6,356 shares of Class A Common Stock held of record by the Company's Savings and Retirement Plan (the "401(K) Plan") for the benefit of Mr. Paul S. Bush, and with respect to such shares the trustees of such Plan have sole voting power. In addition, excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Also excludes 1,653 shares of Class A Common Stock held of record by Mr. Paul S. Bush's daughter, Christine M. Bush, and with respect to such shares, Mr. Paul S. Bush disclaims beneficial ownership.

 (2) Includes 46,079 shares of Class B Common Stock held as custodian and/or in trust for the benefit of Mr. Paul S. Bush's children, and with respect to which Mr. Paul S. Bush disclaims beneficial ownership. In addition, excludes 3,307 shares of Class B Common Stock held of record by Mr. Paul S. Bush's daughter, Christine M. Bush, and with respect to such shares, Mr. Paul S. Bush disclaims beneficial ownership.

 (3) Less than 1%.

 (4) Includes 187,500 shares of Class A Common Stock issuable upon the exercise of outstanding options. Excludes 4,458 shares of Class A Common Stock held of record by the Company's 401(K) Plan for the benefit of Mr. Robert L. Ayres, and with respect to such shares the trustees of such Plan have sole voting power.

 (5) Includes 84,375 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 2,606 shares of Class A Common Stock held of record by the Company's 401(K) Plan for the benefit of Mr. Lewis H. Aronson, and with respect to such shares the trustees of such Plan have sole voting power.

 (6) Includes 2,093 shares of Class A Common Stock held in trust for the benefit of Mr. Gregory P. Bush's mother, and with respect to such shares, Mr. Gregory P. Bush disclaims beneficial ownership. Includes 65,625 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 1,517 shares of Class A Common Stock held of record by the Company's 401(K) Plan for the benefit of Mr. Gregory P. Bush, and with respect to such shares the trustees of such Plan have sole voting power. Excludes shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Gregory P. Bush. In addition, excludes 33,280 shares of Class A Common Stock held in trust for the benefit of Mr. Gregory P. Bush, and with respect to which, such shares have been included in the total number of shares of Class A Common Stock beneficially owned by Mr. Paul S. Bush. See Note (1) above.

 (7) Includes 1,875 shares of Class B Common Stock held in trust for the benefit of Mr. Gregory P. Bush's minor child, and with respect to such shares, Mr. Gregory P. Bush disclaims beneficial ownership. Excludes 8,343 shares of Class B Common Stock held in trust for the benefit of Mr. Gregory P. Bush and with respect to which, such shares have been included in the total number of shares of Class B Common Stock beneficially owned by Mr. Paul S. Bush. See Note (2) above.

 (8) Includes 15,938 shares of Class A Common Stock issuable upon the exercise of outstanding options. Excludes 3,681 shares of Class A Common Stock held of record by the Company's 401(K) Plan for the benefit of Mr. Donald F. Hauck, and with respect to such shares the trustees of such Plan have sole voting power. In addition, excludes 2,093 shares of Class A Common Stock held in trust for the benefit of Mr. Gregory P. Bush's mother, and with respect to such shares Mr. Hauck disclaims beneficial ownership.

 (9) Includes 560 shares of Class A Common Stock held as custodian by Mr. David
     G. Messinger for his minor children, and with respect to such shares Mr. Messinger disclaims beneficial ownership. Includes 131,250 shares of Class A Common Stock issuable upon exercise of outstanding options. Excludes 4,605 shares of Class A Common Stock held of record by the Company's 401(K) Plan for the benefit of Mr. Messinger, and with respect to such shares the trustees of such Plan have sole voting power.

(10) Includes shares of Class A Common Stock issuable upon exercise of outstanding options, as described in the Notes above. Includes shares of Class A Common Stock beneficially owned by Mrs. Cynthia Howard Peterson, the Company's Secretary. Excludes shares of Class A Common Stock issuable upon conversion of outstanding shares of Class B Common Stock. In addition, excludes shares held of record by the Company's 401(K) Plan, as described in the Notes above.

(11) In calculating the percentage of shares of Class A Common Stock owned, included in the total number of shares of Class A Common Stock outstanding are the shares of Class A Common Stock issuable upon exercise of outstanding options, as described in the foregoing Notes.

                             ELECTION OF DIRECTORS

     Nine (9) Directors are to be elected for the ensuing year and until their successors are duly elected and qualified. Three of such Directors will be Class A Directors, elected by the holders of the Class A Common Stock, and six of such Directors will be Class B Directors, elected by the holders of the Class B Common Stock. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following persons with respect to that Class of Common Stock represented thereby. All of the nominees for election are standing for re-election from the current term.

           NAME               DIRECTOR                 POSITION WITH
         AND AGE                SINCE                   THE COMPANY
--------------------------    ---------    -------------------------------------
NOMINEES FOR CLASS A DIRECTORS
Paul A. Benke (73)              1985       Director
Jerald D. Bidlack (59)          1985       Director
Robert E. Hallagan (51)         1993       Director
NOMINEES FOR CLASS B DIRECTORS
Paul S. Bush (58)               1965       Chairman of the Board, President,
                                           Chief Executive Officer and Treasurer
Robert L. Ayres (51)            1988       Executive Vice President,
                                           Chief Operating Officer,
                                           Chief Financial Officer and Director
Lewis H. Aronson (42)           1993       Vice President of Corporate
                                           Development and Director
Gregory P. Bush (29)            1993       Vice President of Administration and
                                           Director
Donald F. Hauck (51)            1981       Senior Vice President and Director
David G. Messinger (45)         1988       Senior Vice President of Sales and
                                           Marketing and Director

     Mr. Paul A. Benke has served as a Director of the Company since 1985. Mr. Benke was elected President in January 1995 of the Roger Tory Peterson Institute of Natural History, a not-for-profit environmental educational institution, and has served as Executive Director of such Institute since 1991. From 1991 to January, 1995, Mr. Benke was Executive Vice President of the Institute. Prior thereto, from 1981 to 1991, he was President of Jamestown Community College. From 1973 to 1981 he served with the Marine Products Group of AMF Incorporated, a manufacturer of industrial and recreational products, in various managerial capacities, including Vice President, Group Executive and Assistant to the Executive Vice President for Leisure Products.

     Mr. Jerald D. Bidlack has served as a Director of the Company since 1985. Mr. Bidlack has been President of Griffin Automation, Inc., West Seneca, New York since 1992, a designer and manufacturer of automation equipment. For more than five years prior to 1992, he was Vice Chairman of Moog, Inc., East Aurora, New York, a manufacturer of servocontrols, and President of its International Group. He also serves as a Director of Graham Corporation of Batavia, New York.

     Mr. Robert E. Hallagan has served as a Director of the Company since 1993. Mr. Hallagan has been the President and Chief Executive Officer of Heidrick & Struggles, Inc. since 1991. Heidrick & Struggles, Inc. is an international executive search firm with more than 165 consultants in 31 offices worldwide. Previous to joining Heidrick & Struggles in 1977, he was Executive Vice President and Treasurer of the Boston Stock Exchange and of Hawthorne Securities. Mr. Hallagan also serves on the Board of Directors of Corco, APT and Citizens Mortgage Investment Company.

     Mr. Paul S. Bush has been with the Company since it was founded in 1959. He has been President and Chief Executive Officer since 1971 and Treasurer since 1991. Mr. Bush serves on the Board of Directors of the American Furniture Manufacturers Association of High Point, North Carolina. He is the father of Mr. Gregory P. Bush.

     Mr. Robert L. Ayres joined the Company as Executive Vice President on February 15, 1988. He has been Chief Operating and Chief Financial Officer since July 1, 1991. He joined the Company after 22 years with Rockwell International Corporation where he held several senior management positions in engineering, manufacturing and administration with its Automotive Operations.

     Mr. Lewis H. Aronson joined the Company as Vice President of Human Resources on February 1, 1988. Since January, 1992, he has been Vice President of Corporate Development. From July 1991 to January 1992 he was Vice President of Organizational Development. He joined the Company after ten years with Rockwell International Corporation, where he held a variety of Human Resource management positions for its Automotive Operations.

     Mr. Gregory P. Bush joined the Company on June 19, 1988 upon graduating from the State University of New York, College at Fredonia with a Bachelors Degree in Business Administration. He commenced his service as a Manufacturing Supervisor, and was promoted to Manager of Group Packing in January 1989. He became Director of Management Information Services in 1989, and was made Vice President of that department in 1991. Mr. Gregory Bush has served as Vice President of Administration since January 1, 1992. He is the son of Mr. Paul S. Bush.

     Mr. Donald F. Hauck has been employed by the Company since 1971. He has held a variety of senior management positions with the Company. From 1986 to 1991 he was Chief Financial Officer. During 1986 he was Vice President of Finance, during 1987 he was Executive Vice President of Administration, and from 1988 to 1991 he was Senior Vice President of Finance. From 1982 through 1993 he served as Secretary of the Corporation, and since 1993 he has been Senior Vice President.

     Mr. David G. Messinger has been Senior Vice President of Sales and Marketing since January 1990, and previously was Senior Vice President of Product/Process Development since January 1988. From 1986 to 1988 he was Vice President of Engineering/Research/Development. From 1979 to 1986 he was Vice President of Operations. From 1975 to 1979 he served as Manager of Manufacturing Engineering and Director of Engineering of the Company.

                       MEETINGS OF THE BOARD OF DIRECTORS
                      AND INFORMATION REGARDING COMMITTEES

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Audit Committee is composed of Messrs. Paul A. Benke (Chairman), Jerald
D. Bidlack and Robert E. Hallagan. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1994.

     The Compensation Committee is comprised of Messrs. Jerald D. Bidlack (Chairman), Paul A. Benke and Robert E. Hallagan. The duties of the Compensation Committee include recommending to the Board of Directors remuneration to be paid to Executive Officers of the Company, determining the number of shares and options to be awarded pursuant to the Company's stock plans, administering and monitoring compensation, including administering the Company's Performance Bonus Plan, and recommending the establishment of incentive and bonus programs for executives of the Company. The Compensation Committee held two meetings in 1994.

     The Board of Directors held three meetings in 1994. All Directors, except Messrs. Hallagan and Hauck, attended at least 75% of the meetings of the Board of Directors and Committees on which they served.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     All decisions on the compensation of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee"). Grants or awards of stock options or shares of the Company's Class A Common Stock to Executive Officers are made solely by the Committee in compliance with the requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934.

     The Company's executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to ensure maximum stockholder returns. To meet these goals, the Company has implemented a compensation program with the following components:

     - Base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

     - Short term incentives that are directly linked to the financial performance of the Company.

     - Long term incentives that balance the Executive Officer's short and long term perspectives and provide rewards consistent with stockholder returns.

     All decisions regarding individual compensation for the Company's Executive Officers and executive compensation programs are reviewed, discussed, and approved by the Committee and/or are recommended to the Board of Directors or stockholders for approval, as appropriate. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to the Company's success, any significant changes in role or responsibility, and internal equity of pay relationships.

     The competitiveness of the Company's total compensation program -- incorporating base salaries, short term incentives, and long term incentives -- is assessed regularly, and where appropriate, with the assistance of outside compensation consultants. In general, the Committee intends that the overall compensation level for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized manufacturers of consumer durables over the long term.

     The Company believes that Executive Officers should be rewarded for their contribution to the financial success and profitability of the business, and as such, in 1994, the Company implemented, with stockholder approval, a Performance Bonus Plan. Under the Performance Bonus Plan, actual bonus amounts for each Executive Officer are based on a formula which multiplies the Executive Officer's base salary by the Company's pretax, pre-bonus profits as a percentage of sales and a factor reflecting the Executive Officer's relative responsibilities and ability to impact the Company's profits. All Executive Officers, including the Chief Executive Officer, participate in the Performance Bonus Plan. In addition, the Committee and the Board of Directors occasionally approve special bonuses in recognition of extraordinary achievements that have provided significant benefits to the stockholders of the Company.

     The Company believes that it is essential to link executive and stockholder interests. To meet this objective, the Company administers a stock option program which provided grants at or above fair market value on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company's success. In determining stock option grants, the Committee considers the externally competitive market, the past contributions of the individual, the individual's ability to affect Company profitability, the scope of the individual's responsibilities, and the need to retain the individual's service over time. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program. The Company is also implementing, subject to stockholder approval as described herein, the Company's 1995 Stock Plan, which is designed to supersede existing stock plans, which expire pursuant to their terms during 1995.

1994 EXECUTIVE COMPENSATION

     In 1994, to recognize and reward the continued achievements and accomplishments of the Company, and to ensure long-term retention with the Company, the base salaries for certain Executive Officers were increased. With respect to Mr. Paul S. Bush, a base salary increase was foregone in recognition of long term incentive opportunities previously afforded Mr. Bush. Mr. Paul Bush's base salary has remained the same for the past four years, and it is the Committee's recommendation that his base salary, as well as the base salaries of certain other Executive Officers, remain the same for 1995.

     Bonuses to all Executive Officers, including Mr. Paul S. Bush, are primarily a function of payouts under the formula-based Company Performance Bonus Plan, as described above. In special recognition of the Company's performance over the past year, the Company awarded additional bonuses in 1994 to certain Executive Officers, including Mr. Paul S. Bush, which were used by such persons, in part, to retire the remaining portion of outstanding loans made by the Company to facilitate the purchase of stock previously issued to such persons in 1991.

                                            Jerald D. Bidlack, Chairman
                                            Paul A. Benke
                                            Robert E. Hallagan

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                            --------------------------------------------
                                                                                      AWARDS
                                                                            ---------------------------
                                           ANNUAL COMPENSATION                               SECURITIES       PAYOUTS
                                   ------------------------------------                      UNDERLYING     ------------
                                                           OTHER ANNUAL      RESTRICTED       OPTIONS/       LONG TERM
         NAME AND                  SALARY       BONUS      COMPENSATION     STOCK AWARDS        SARS         INCENTIVE
    PRINCIPAL POSITION    YEAR       ($)         ($)         ($) (1)            ($)           (#) (2)       PAYOUTS ($)
-------------------------------    -------     -------     ------------     ------------     ----------     ------------
Paul S. Bush              1994     450,000     581,850         3,135                --              --                --
  Chairman, President,    1993     450,000     459,000         6,915                --         450,000                --
  Chief Executive Officer,1992     450,000     258,681         9,161                --              --                --
  Treasurer

Robert L. Ayres           1994     290,000     280,150           974                --              --                --
  Exec. Vice President,   1993     260,000     170,450         3,452                --         187,500                --
  Chief Operating Officer,1992     264,231(5)   67,065         3,629                --              --                --
  Chief Financial Officer

David G. Messinger        1994     200,000     150,850           137                --              --                --
  Sr. Vice President--    1993     175,000      89,250           855                --         131,250                --
  Sales & Marketing       1992     203,854(5)   47,425         1,267                --              --                --

Lewis H. Aronson          1994     160,000     103,440           196                --              --                --
  Vice President--        1993     132,000      71,597         1,224                --          84,375                --
  Corporate Development   1992     120,000      28,742         1,970                --              --                --

Donald F. Hauck           1994      80,500      12,930            86                --              --                --
  Sr. Vice President      1993     116,981(5)   13,777           534                --          15,938                --
                          1992     125,000      79,440           792                --              --                --


                             ALL OTHER
         NAME AND           COMPENSATION
    PRINCIPAL POSITION      ($) (3) (4)
--------------------------  ------------
Paul S. Bush                   518,051(6)
  Chairman, President,         421,322(6)
  Chief Executive Officer,     310,958(6)
  Treasurer

Robert L. Ayres                160,746(6)
  Exec. Vice President,         97,398(6)
  Chief Operating Officer,      37,605(6)
  Chief Financial Officer

David G. Messinger              26,353
  Sr. Vice President--          26,207
  Sales & Marketing              6,116

Lewis H. Aronson                34,010
  Vice President--              31,451
  Corporate Development          2,400

Donald F. Hauck                 13,837
  Sr. Vice President            16,426
                                47,796(6)

---------------

(1) Represents imputed income from non interest-bearing loans.

(2) As adjusted for the 5-for-4 stock split effectuated by the Company in the form of a twenty-five percent dividend on January 20, 1995 and the 3-for-2 stock split effectuated by the Company in the form of a fifty percent dividend on January 7, 1994.

(3) Includes Company contribution to the Savings and Retirement Plan (401 (K)). In 1994, such contributions were $5,250 for Mr. Bush, $5,310 for Mr. Ayres, $5,000 for Mr. Messinger, $4,200 for Mr. Aronson, and $2,415 for Mr. Hauck. In 1993 such contributions were $6,965 for Mr. Bush, $6,837 for Mr. Ayres, $5,244 for Mr. Messinger, $2,635 for Mr. Aronson, and $3,510 for Mr. Hauck. In 1992, such contributions were $5,423 for Mr. Bush, $6,996 for Mr. Ayres, $6,116 for Mr. Messinger, $2,400 for Mr. Aronson and $3,750 for Mr. Hauck. Pursuant to the terms of the 401 (K) Plan, the Company contributes funds on behalf of all eligible employees, a portion of which contributions are used by the trustees of the 401 (K) Plan to purchase shares of the Company's Class A Common Stock.

(4) Includes special bonuses awarded in 1994 and 1993 by the Company, a portion of which was used to retire outstanding indebtedness to the Company. The amount of such bonuses for 1994 were $210,139 for Mr. Bush, $113,894 for Mr. Ayres, $21,353 for Mr. Messinger, $29,810 for Mr. Aronson and $11,422 for Mr. Hauck. The amount of such bonuses for 1993 were $110,194 for Mr. Bush, $60,019 for Mr. Ayres, $20,963 for Mr. Messinger, $28,816 for Mr. Aronson, and $12,916 for Mr. Hauck.

(5) Includes compensation paid for forfeiture of accrued vacation of $34,231 to Mr. Ayres, $38,854 to Mr. Messinger and $12,981 to Mr. Hauck.

(6) Includes premiums paid by the Company with respect to split-dollar life insurance policies for Mr. Bush, Mr. Ayres and Mr. Hauck. The Company will be reimbursed to the extent of the premiums paid, and expects to receive such payments upon the earlier of the death of the participant, or November 1, 2002 for Mr. Bush, December 19, 2009 for Mr. Ayres, and June 29, 2003 for Mr. Hauck. Premiums in 1994 were $302,662 for Mr. Bush and $41,542 for Mr. Ayres. Mr. Hauck's policy is fully paid and no payments were made for Mr. Hauck in 1994 and 1993. Premiums in 1993 were $304,163 for Mr. Bush and $30,542 for Mr. Ayres. Premiums in 1992 were $305,535 for Mr. Bush, $30,609 for Mr. Ayres and $44,046 for Mr. Hauck.


AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/SARS
                            SHARES         VALUE              YEAR-END (#)(1)              AT FISCAL YEAR END $(000)
                          ACQUIRED ON     REALIZED     -----------------------------     -----------------------------
         NAME             EXERCISE(1)      $(000)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------    -----------     --------     -----------     -------------     -----------     -------------
Paul S. Bush                 6,929           125         112,500        337,500              341             1,023
Robert L. Ayres              3,261            57          18,750        168,750               57               511
David G. Messinger           1,630            29          13,125        118,125               40               358
Lewis H. Aronson             1,630            29           8,438         75,937               26               230
Donald F. Hauck              1,071            19           1,594         14,344                5                43

---------------

(1) All shares have been adjusted for the 5-for-4 stock split effectuated by the Company in the form of a twenty-five percent dividend on January 20, 1995.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid an annual fee of $10,000 and a fee of $1,000 for each meeting of the Board of Directors and for committee meetings not held in conjunction with Board meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

     The Executive Officers named in the Summary Compensation Table have employment agreements with the Company, which, except for the agreement with Mr. Donald F. Hauck, provide for a rolling three-year term of employment. Mr. Hauck's agreement expires on May 31, 1998. Effective as of January 1, 1995, the base salaries payable on an annualized basis under the agreements are as follows: Mr. Paul S. Bush $450,000; Mr. Robert L. Ayres $290,000; Mr. David G. Messinger $200,000; Mr. Lewis H. Aronson $160,000; and Mr. Donald F. Hauck $112,000. The agreements, other than Mr. Hauck's, also provide that upon termination of an executive's employment due to disability, the executive will receive the severance payments he would have received upon termination of his employment by the Company without good cause, reduced by the benefits that he may receive under any short term disability and long term disability plans provided by the Company. In addition, in the case of Mr. Paul S. Bush and Mr. Robert L. Ayres, the agreements provide for the continuation of their split dollar life insurance arrangement with the Company, despite termination of their employment by the Company without good cause, until they reach age 65.

     Pursuant to the agreements, if the executive's employment with the Company is terminated without good cause during the term of his agreement, the executive will be entitled to severance pay equal to the compensation and benefits he would have been paid, absent such termination, for a number of months specified as follows: Mr. Paul S. Bush (36 months); Mr. Robert L. Ayres (36 months); Mr. David G. Messinger (12 months); and Mr. Lewis H. Aronson (12 months). With respect to Mr. Donald F. Hauck, if his employment is terminated without good cause during the term of his employment agreement, Mr. Hauck will be entitled to severance pay through May 31, 1998 if such termination occurs before May 31, 1997, and will be entitled to 12 months severance pay if such termination occurs after May 31, 1997. Mr. Hauck's agreement also provides that termination of his employment resulting from the sale or liquidation of the Company, or the discontinuance of the Company's furniture manufacturing business, will be considered a termination without good cause.

     Under each of the agreements, other than the agreement with Mr. Donald F. Hauck, if the executive terminates his employment after a substantial adverse alteration in the nature and status of the executive's responsibilities or duties following a change in control of the Company (as defined in the agreements), or if the Company terminates the executive's employment without good cause following a change in control of the Company, the executive will be entitled to severance pay equal to the compensation and benefits he would have been paid during the next 36 months, or in the case of Mr. Bush, the next 48 months. The compensation payable to an executive upon a "change in control" will be reduced, if necessary, to assure that the payments would not constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company have served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

CERTAIN INDEBTEDNESS

     The Company has loaned money to certain of its Executive Officers from time to time on a non-interest bearing basis to facilitate the purchase of stock from the Company, and for other reasons. Mr. Paul S. Bush was the only Executive Officer named in the Company's Summary Compensation Table, with indebtedness in excess of $60,000 outstanding at any time during 1994. The largest amount of said indebtedness during 1994 for Mr. Bush was $136,225, and as of December 31, 1994, Mr. Bush owed the Company $47,485. Imputed interest on loans to named Executive Officers is reflected in the Summary Compensation Table under the column "Other Annual Compensation".

COMPARISON OF TOTAL STOCKHOLDER RETURN

     The following graph sets forth total stockholder returns for the New York Stock Exchange (which was included to reflect the fact that the Company commenced trading on such Exchange on July 14, 1994), the American Stock Exchange, the S&P Household Furnishings and Appliance Index, and the Company for the five-year period beginning January 1, 1990 and ending January 1, 1995. Total stockholder return for the graph assumes that $100 was invested at the beginning of the period, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                                   AMERICAN                       NEW YORK           S&P
      MEASUREMENT PERIOD           STOCK EX-      BUSH INDUS-      STOCK          HOUSEHOLD
    (FISCAL YEAR COVERED)           CHANGE        TRIES, INC.     EXCHANGE       FURNISHINGS
1/1/90                             100.00          100.00          100.00          100.00
1/1/91                              81.50           51.60           92.50           67.10
1/1/92                             104.50          116.10          117.60           94.20
1/1/93                             105.60          113.30          123.10          107.10
1/1/94                             126.20          403.50          132.80          161.10
1/1/95                             114.70          403.00          128.60          131.90

     The preceding sections entitled "Report of the Compensation Committee on Executive Compensation" and "Comparison of Total Stockholder Return" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                        PROPOSAL TO ADOPT THE COMPANY'S
                                1995 STOCK PLAN

     The Board of Directors of the Company has proposed that the stockholders approve the Company's 1995 Stock Plan (the "Plan"). The Plan is designed to provide employees, directors, independent contractors and consultants of the Company (the "Plan Participants") with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Plan allows the Company to grant Incentive Stock Options ("ISO's") (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), Non-Qualified Stock Options ("NQSO's"), not intended to qualify under Section 422 of the Code, and shares of its Class A Common Stock subject to certain restrictions (the "Restricted Stock") to the Plan Participants. A copy of the proposed 1995 Stock Plan is attached as Exhibit A and incorporated herein by reference. All stockholders are urged to carefully review the attached Exhibit.

     The following is a summary of the terms of the Plan, and does not include all of the detailed provisions of the Plan:

     In accordance with the terms of the Plan, ISO's may be issued to employees of the Company with an exercise price equal to the fair market value of a share of Class A Common Stock on the date that the option is granted. In the case of a stockholder who owns 10% or more of the voting stock of the Company, the exercise price cannot be less than 110% of the fair market value of a share of Common Stock as of the date of grant. The Company can also issue NQSO's under the terms of the Plan, at an exercise price as determined by the Compensation Committee.

     The Plan will be administered by the Company's Compensation Committee. The interpretation and construction by the Compensation Committee of any provision of the Plan will be final and binding.

     No option may be exercised more than ten years from the date of its grant, unless otherwise required or provided at the time of grant. All options will be non-assignable and non-transferable by the holder, except as otherwise provided by will or by the laws of descent and distribution. The Plan provides for adjustment in the number of shares of Class A Common Stock subject to each outstanding option or the exercise price, or both, in the event of stock dividends, recapitalizations, mergers, consolidations, or reorganizations.

     No option granted under the Plan may be exercised during the first year after the date of grant. Options granted under the Plan may be subject to a vesting schedule, as determined as of the date of grant. The Plan provides for an accelerated vesting in the event of a change in control and under certain other circumstances. Options which have not been exercised must, unless otherwise provided at the time of grant, be exercised within three months of termination of employment or six months of death.

     Shares of Restricted Stock may be awarded for such consideration and on such terms as the Compensation Committee may determine. As long as the restrictions remain in effect, the grantee cannot sell or transfer the shares, but the grantee has all the other rights of a stockholder, including the right to vote and to receive dividends. The grantee will forfeit the grantee's Restricted Stock to the Company if the grantee's employment with the Company terminates for any reason prior to the expiration of the restrictions. Restrictions on the disposition of Restricted Stock will expire after two years of continued employment or after such shorter or longer time period as determined by the Compensation Committee. The Compensation Committee in its discretion, however, may relax or remove restrictions. Notwithstanding the above, if the grantee dies in service at least twelve months after the date of an award of Restricted Stock, all restrictions on such shares will lapse automatically.

     A total of 250,000 shares of Class A Common Stock have been reserved for issuance under the Plan, subject to adjustment pursuant to the terms of the Plan. The number of options and/or shares of Restricted Stock which can be awarded to any one person in a given year is 200,000.

FEDERAL INCOME TAX CONSEQUENCES

     In accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently in effect, neither the receipt nor the exercise of an ISO by an employee should result in recognition of income or loss for federal income tax purposes. There may be an adjustment required for alternative minimum tax purposes, in the year the ISO's are exercised equal to the difference between the fair market value of the stock on the exercise date and the exercise price.

     Assuming an employee meets the employment requirements at the date of exercise, no income is recognized by the employee until the stock acquired pursuant to the exercise of an ISO is subsequently sold.

This gain on the sale will qualify for long-term capital gain treatment if such sale occurs at least two years after the grant of the ISO and one year after its exercise ("holding period requirements").

     If the holding period requirements are not met, there should be no tax imposed on the participant until the sale of the Company's Class A Common Stock received pursuant to the exercise of the ISO. Any gain realized, however, from the sale of such stock will be taxed as ordinary income to the extent of the difference between (a) the lesser of (i) the fair market value of the Company's Class A Common Stock on the date of exercise or (ii) the amount realized from such disposition, and (b) the exercise price. Any gain realized by the employee in excess of this difference should be classified as capital gain, to be treated as long or short term depending upon the period of time that the Common Stock was held by the participant.

     An individual who receives a NQSO or shares of Restricted Stock will generally recognize ordinary income on the difference between the fair market value of the Class A Common Stock on the exercise date or the date of vesting, respectively, and the amount paid for the Class A Common Stock by the participant. This gain per share of Class A Common Stock is treated as compensation to the participant and is subject to income and employment tax withholding. The adjusted basis in the Class A Common Stock equals the amount paid for the Class A Common Stock plus any amount that was included as compensation by the participant. The holding period of the stock for capital gain purposes generally begins on the exercise date of the option or the date of vesting of the Restricted Stock.

     Generally, under the Code, assuming the holding period and employment requirements are satisfied, no deduction will be allowed to the Company with respect to the grant or the exercise of an ISO. The Company should be allowed a deduction in the year that an NQSO is exercised, or restricted stock becomes vested, to the extent that the person realizes ordinary income.

     The affirmative vote of at least a majority of the outstanding shares of Class A and Class B Common Stock voting as one class, after giving effect that each holder of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is necessary for such approval. The Board of Directors recommends voting in favor of the adoption of the 1995 Stock Plan.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has retained, subject to stockholder ratification, Deloitte & Touche LLP, as its independent public accountants for the fiscal year ending December 30, 1995. Deloitte & Touche LLP (f/k/a Deloitte & Touche) has been the independent accountants for the Company for the past eleven years and has no financial interest, either direct or indirect, in the Company. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, as the Company's independent public accountants, the Board of Directors will consider the selection of another accounting firm.

     The vote of a majority of the shares of Class A and Class B Common Stock represented at the Annual Meeting, voting as a single class, after giving effect that each holder of Class A Common Stock is entitled to one-tenth vote per share of Class A Common Stock, and each holder of Class B Common Stock is entitled to one vote per share of Class B Common Stock, is required for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants. The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants.

                              CERTAIN TRANSACTIONS

     The Company has entered into employment agreements with Paul S. Bush, Robert L. Ayres, Lewis H. Aronson, Donald F. Hauck and David G. Messinger. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

     In December, 1994, the Company sold a house owned by the Company, located near Little Valley, New York, to a sibling of Paul S. Bush for an aggregate $128,000. The Company believes that the sale of the house was on no less favorable terms to the Company than if the transaction was effectuated with a third party.

     In connection with the acquisition in 1991 of contingent shares of Class A Common Stock under the Company's 1985 Stock Plan by certain Officers and Directors of the Company, and which acquisition was conditioned upon such persons maintaining an equity position in the Company, the Company provided non-interest bearing loans, fully repayable to the Company, to certain Officers and Directors. The loans were made to facilitate the purchase of shares of Class A Common Stock from the Company by such Officers and Directors to satisfy the equity ownership requirement of the contingent stock grant. In 1994, special bonuses were awarded to such Officers and Directors, a portion of which was used to satisfy the remaining balance due under such loans. See "Executive Compensation -- Certain Indebtedness".

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during its 1994 fiscal year, all filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with except that Mr. Gregory P. Bush filed one report on Form 4 late, evidencing one transaction by a trust, for which he serves as trustee.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than October 23, 1995 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ Cynthia Howard Peterson

                                            Cynthia Howard Peterson,
                                            Secretary

Jamestown, New York
March 29, 1995

                                   EXHIBIT A

                     BUSH INDUSTRIES, INC. 1995 STOCK PLAN

1.  Purposes.

     The BUSH INDUSTRIES, INC. 1995 STOCK PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Bush Industries, Inc. (the "Company") with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended [the "Code"]), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code (ISOs and NQSOs hereinafter collectively the "Options"), and permits the Company to award shares of its Class A Common Stock subject to restrictions ("Restricted Stock") to employees, directors, independent contractors and consultants.

2.  Shares Subject to the Plan.

     The total number of shares of Class A Common Stock of the Company, $.10 par value per share, that may be subject to Options granted under the Plan and the total number of shares of Restricted Stock which may be awarded under the Plan shall be 250,000 shares in the aggregate, subject to adjustment as provided in Paragraph 8 hereunder. The Company shall at all times while the Plan is in force reserve such number of shares of Class A Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for the granting of Options or the awarding of Restricted Stock under the Plan.

     In a given fiscal year, the maximum number of Options and/or shares of Restricted Stock that can be granted and/or awarded hereunder to a single person shall be limited to 200,000 Options and/or shares of Restricted Stock, provided that such limitation of 200,000 Options and/or shares of Restricted Stock is not subject to upward adjustment by virtue of the effectuation by the Company of stock dividends and/or stock splits. Further, such limitation shall not be deemed exceeded in the event subsequent to the date of grant and/or award of any shares of Restricted Stock or Options under the Plan, the Company effectuates a stock split and/or stock dividend which results in an adjustment to the number of shares and/or Options previously granted. The aforesaid limitation is intended to comply with Section 162(m) of the Code. To the extent any provision of the Plan or action by the Board of Directors or Committee, as hereinafter defined, fails to comply with Section 162(m), it shall be deemed null and void to the extent required by statute and to the extent deemed advisable by the Board of Directors and/or such Committee.

3.  Eligibility.

     ISOs may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. Shares of Restricted Stock may be awarded under the Plan and/or NQSOs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company.

4.  Administration of the Plan.

     (a) The Plan shall be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee") comprised of at least two outside directors (as described under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 [the "1934 Act"]), and in accordance with the requirement of Section 162(m) of the Code, appointed by the Board of Directors of the Company. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, shares of Restricted Stock may be awarded and/or Options shall be granted, the character of such Options (whether ISOs or NQSOs), and the number of shares of Class A Common Stock to be subject to each Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that option agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. The Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, the Committee shall have the exclusive right to grant Options to persons subject to
Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any), under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void to the extent required by law and to the extent deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

     Within the limits of the express provisions of the Plan, the Committee may grant either ISOs or NQSOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Class A Common Stock at a specified price (the "Option Price"). The character and terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Class A Common Stock subject to each ISO shall not be less than the fair market value of such shares of Class A Common Stock as of the time such ISO is granted. Such fair market value shall be determined by the Committee and if the shares of Class A Common Stock are listed as of such date on the New York Stock Exchange, the fair market value shall be the closing price on such date. If the shares are not then listed on the New York Stock Exchange, and if the shares of Class A Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Class A Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Class A Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Class A Common Stock at the time such ISO is granted.

     (c) The Option Price of the shares of Class A Common Stock subject to an NQSO granted pursuant to the Plan shall be determined by the Committee, in its sole discretion.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

     (e) Unless otherwise provided in any option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option (i) be exercised as to less than one hundred (100) shares of Class A Common Stock at any one time, or the remaining shares of Class A Common Stock covered by the Option if less than one hundred (100), and (ii) become fully exercisable more than ten years from the date of its grant. Notwithstanding anything contained herein to the contrary, and except as otherwise provided for herein, no Options shall be exercisable until one year after the date of grant.

     (f) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Class A Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified or bank check payable to the order of the Company, of the Option Price of such shares of Class A Common Stock, or, at the discretion of the Committee, by the delivery of unexercised Options and/or shares of Class A Common Stock having a fair market value equal to the Option Price, or at the option of the Committee, by a combination of cash and such unexercised Options and/or shares (subject to the restriction above) held by an optionee that have a fair market value together with such cash that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee by having the Company withhold from the shares of Class A Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 10(c) hereof. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Committee, in its discretion, shall authorize.

     (g) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Class A Common Stock covered by such holder's Option until such shares of Class A Common Stock shall be issued to such holder upon the exercise of the Option.

     (h) All Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any Option granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (i) The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Class A Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

6.  Death, Termination of Employment, or Disability.

     (a) Except as otherwise provided herein, upon termination of employment or retention with the Company, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within three (3) months after the date of such termination, subject to the provisions of Subparagraph (c) of this Paragraph 6. For purposes hereof, termination of employment shall include termination due to retirement or the permanent disability of the optionee. Notwithstanding anything contained herein to the contrary, any options granted hereunder to an optionee and then outstanding shall immediately terminate in the event the optionee is convicted of a felony committed against the Company, and the provisions of this Subparagraph (a) shall not be applicable thereto. In addition, and anything contained herein to the contrary notwithstanding, the term during which an optionee may exercise Options subsequent to the date of termination may, in the Committee's discretion, be modified, subject to applicable law and regulation, from the term specified above, as of the date of grant and as specified in an option agreement evidencing the grant of Options under the Plan.

     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such Options may, subject to the provisions of subparagraph (c) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within six (6) months after the individual's death, to the extent, except as otherwise provided herein, such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the Option.

     (d) Notwithstanding anything in this Plan to the contrary, any Options granted hereunder and then outstanding shall become immediately exercisable in full in the event the optionee's employment with the Company is terminated by the Company subsequent to the consummation of a tender offer or exchange offer made by any "person" within the meaning of Section 14(d) of the 1934 Act or subsequent to a Change in Control, as defined below, provided however, that if in the opinion of counsel to the Company the immediate exercisability of such Options when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code would result in an "excess parachute payment" as defined in such Section, as well as an excise tax imposed by Section 4999 of the Code, such Options shall not become immediately exercisable, except as and to the extent the Committee, in its sole discretion shall otherwise determine, and which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such optionee, and provided further, that this Subparagraph (d) shall not operate to make any Option exercisable within one year after the grant thereof. For purposes of this Subparagraph, a "Change in Control" shall have occurred if:

          (1) any "person" within the meaning of Section 14(d) of the 1934 Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 20% of the Company's Common Stock (other than a person owning in excess of such amount on September 1, 1992),

          (2) any "person" acquires by proxy or otherwise the right to vote more than 20% of the Company's Common Stock for the election of Directors (other than a person owning in excess of such amount on September 1, 1992), other than solicitation of proxies by the Incumbent Board (as hereinafter defined), for any merger or consolidation of the Company or for any other matter or question,

          (3) during any two-year period, individuals who constitute the Board of Directors of the Company (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director during such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be, for purposes of this clause (3), considered as though such person were a member of the Incumbent Board.

          (4) the Company's stockholders have approved the sale of all or substantially all of the assets of the Company.

     (e) In addition, and notwithstanding anything contained herein to the contrary, in the event an optionee dies during such time as the optionee is employed by the Company, then fifty percent (50%) of any outstanding Options which have not vested and are not exercisable by the optionee as of the date of death shall be automatically deemed vested and exercisable by the optionee's estate and/or his legatees in accordance with Subparagraph 6(b) hereof.

7.  Leave of Absence.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

     (a) In the event that the outstanding shares of Class A Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Class A Common Stock or the like, or by the issuance of dividends payable in shares of Class A Common Stock, an appropriate adjustment shall be made by the Committee, in the aggregate number of shares of Class A Common Stock available under the Plan, in the number of shares of Class A Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Class A Common Stock or other securities or property to which a holder of shares of Class A Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Committee shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Any adjustment in the number of shares of Class A Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Class A Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Class A Common Stock.

9.  Restricted Stock Awards.

     (a) The Committee may, from time to time, award its employees, Officers, Directors, independent contractors and/or consultants shares of Restricted Stock subject to the restrictions herein set forth and such other restrictions as the Committee shall determine.

     (b) The Committee shall select the persons to whom shares of Restricted Stock are to be awarded and shall determine the number of shares of Restricted Stock to be awarded to each.

     (c) Shares of Restricted Stock may be awarded for such consideration as the Committee shall determine, and may be awarded for no or a nominal amount of money or other property. If an award is in the form of a sale, the terms and conditions of sale shall be determined by the Committee. Shares of Restricted Stock may be sold at a purchase price which is less than fair market value (as determined in good faith by the Committee) on the date of sale and may be paid for, subject to the applicable law and regulation, in whole or in part, by a promissory note, which may be secured or unsecured and which may be non-recourse to the maker.

     (d) The award of shares of Restricted Stock, including the restrictions thereon, shall be evidenced by a written instrument in such form and upon such terms and conditions as the Committee shall determine and, unless otherwise provided in any such written instrument, as are consistent with the following provisions of the Plan:

          (i) If the recipient of the shares of Restricted Stock is an employee or independent contractor or consultant and such employment or retention with or by the Company terminates for any reason before the second anniversary of the date shares of Restricted Stock are awarded to such person (or such longer or shorter period as shall be specified in any written instrument ordering the same), such person shall forfeit any and all rights in and to the shares of Restricted Stock; provided, however, that, if such employee, independent contractor or consultant dies while employed or retained with or by the Company, and more than twelve months after the date on which the shares of Restricted Stock were awarded to him have elapsed, the foregoing restriction shall be deemed to have lapsed immediately prior to death, and provided further, that any such restrictions shall be deemed to have lapsed immediately if there is a termination of employment by the Company due to a change in control, as defined in Paragraph 6(d) hereto and such lapse of restrictions is not deemed an excess parachute payment, as provided thereunder.

          (ii) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for the period specified in or in accordance with Subparagraph 9(d)(i) hereof, and except in accordance with applicable laws and regulations. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition in contravention of the foregoing shall be null and void and without effect.

          (iii) Shares of Restricted Stock will be issued in the name of the recipient, but will be held by the Company for the account of the recipient, (together with a blank stock power which the recipient shall execute and deliver to the Company), subject to all of the terms and conditions of the Plan, for the period specified in or in accordance with Subparagraph 9(d)(i) hereof.

          (iv) Except as otherwise provided herein and in the instrument evidencing the award of shares of Restricted Stock, the recipient shall have all rights of a stockholder with respect to shares of Restricted Stock issued in his name, including the right to vote and receive dividends and other distributions.

          (v) Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, may at any time and from time to time, relax or remove any restrictions on shares of Restricted Stock if it determines that the performance of the recipient thereof warrants such action or that such action is in the best interest of the Company.

          (vi) If, as a result of a change in the capitalization of the Company, as set forth in Paragraph 8 hereto, a person as owner of shares of Restricted Stock receives or shall be entitled to receive new or additional or different shares of stock or securities (other than rights or warrants to purchase securities) ("Adjustment Shares"), the certificates representing the Adjustment Shares (together with a blank stock power executed by the such person) shall be delivered to and held by the Company, subject to all of the terms and conditions of the Plan, for the period specified in or in accordance with Subparagraph 9(d)(i) hereof. Any Adjustment Shares shall be "Restricted Stock" for all purposes of the Plan, subject to the same restrictions as the shares of Restricted Stock to which they relate. If such person shall receive rights or warrants with respect to any shares of Restricted Stock or any Adjustment Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of by such person, and any shares or other securities acquired by such person as a result of the exercise of such rights or warrants likewise may be held, sold, or otherwise disposed of by such person, free and clear of any restrictions.

10.  Further Conditions of Exercise.

     (a) Unless the shares of Class A Common Stock issuable upon the exercise of an Option or unless the shares of Restricted Stock to be awarded under the Plan have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, prior to the exercise of the Option or the issuance of the shares of Restricted Stock, an optionee or a person receiving a grant of shares of Restricted Stock must represent in writing to the Company that such shares of Class A Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any shares of Class A Common Stock until they have been listed on each securities exchange on which the shares of Class A Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     (c) The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of delivery of shares of Class A Common Stock upon exercise of Options until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the cancelling of any number of shares of Class A Common Stock issuable upon exercise of such Options in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or (iii) withholding the amount due from any such person's wages or compensation due such person.

11.  Termination, Modification and Amendment.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company voting as a single class, and entitled to vote thereon.

     (c) The Board of Directors of the Company may at any time, prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company, voting as a single class, and entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Class A Common Stock as to which Options or shares of Restricted Stock may be granted under the Plan, materially change the standards of eligibility under the Plan or materially increase the benefits which may accrue to participants under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company, voting as a single class, and entitled to vote thereon.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option or shares of Restricted Stock without the consent of the individual to whom such Option or shares of Restricted Stock shall have been previously granted and/or awarded.

12.  Effective Date of the Plan.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

13.  Not a Contract of Employment.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder or to whom shares of Class A Common Stock are awarded hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee, or to terminate any other relationship with an Optionee, including that of independent contractor or consultant. Notwithstanding anything contained herein to the contrary, and except as otherwise provided at the time of grant, all references hereunder to termination of employment shall with respect to consultants and independent contractors mean the termination of retention of their services with or for the Company.

14.  Other Compensation Plans.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                            BUSH INDUSTRIES, INC.

                            Thursday, May 18, 1995
                                  10:00 A.M.
                            The Company's Offices
                               One Mason Drive
                          Jamestown, NY  14702-0460

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED CLASS A COMMON STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING PROPOSALS:



1.  ELECTION OF DIRECTORS                       PAUL A. BENKE, JERALD D. BIDLACK, ROBERT E. HALLAGAN

FOR all nominees        WITHOLD                (INSTRUCTION:  To withhold authority to vote for any individual nominee, write
listed (except as       AUTHORITY              that nominee's name in the space provided below.)
marked to the           to vote for all
contrary).              nominees listed.       ____________________________________________________________________________

  / /                    / /


2.  PROPOSAL TO ADOPT THE COMPANY'S            3.  PROPOSAL TO RATIFY THE APPOINTMENT OF            TO ACT UPON SUCH OTHER MATTER
1995 STOCK PLAN.                               DELOITTE & TOUCHE LLP, TO ACT AS THE COMPANY'S       OR MATTERS WHICH MAY PROPERLY
                                               INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL        COME BEFORE THE MEETING OR ANY
                                               YEAR ENDED DECEMBER 30, 1995.                        ADJOURNMENT OR ADJOURNMENTS
                                                                                                    THEREOF.


    FOR       AGAINST      ABSTAIN                FOR        AGAINST       ABSTAIN                    FOR     AGAINST     ABSTAIN
    / /        / /          / /                   / /        / /           / /                         / /      / /        / /

                                    This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If share are held by joint tenants or as community property, both must sign.

                                    Dated:__________________________________________________________________________________, 1995

                                    ______________________________________________________________________________________________
                                    Signature
                                    ______________________________________________________________________________________________
                                    Signature

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            BUSH INDUSTRIES, INC.
                                 P.O. Box 460
                  One Mason Drive, Jamestown, NY  14702-0460

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUSH INDUSTRIES, INC.

        The undersigned hereby appoints Paul S. Bush and Robert L. Ayres as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated hereon, all the shares of Class A Common Stock of Bush Industries, Inc. held of record by the undersigned on March 24, 1995 at the Annual Meeting of Stockholders to be held on May 18, 1995, at 10:00 a.m., or any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE COMPANY'S 1995 STOCK PLAN AND FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISIABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.